Exhibit 99.1

Contact:	Susan E. Moss
Investor Relations
(502) 596-6569

KINDRED HEALTHCARE REPORTS THIRD QUARTER 2015 RESULTS

Consolidated Revenues of $1,765 million, Core EBITDAR of $236 million(1)

and Core Diluted EPS from Continuing Operations of $0.23(1) in the Third Quarter

GAAP Operating Income of $197 million(1) and Diluted Loss Per Share from Continuing Operations of $0.20 in the Third Quarter Reflect Costs of $39 million and $0.43 Per Share, Respectively,

Related to Litigation, Transaction, Integration and Other Restructuring Initiatives

Strong Performance from Kindred at Home with Meaningful Progress on Acquisition Integration and Synergy Realization

Significant Core Operating Cash Flows of $128 million(1) in the Third Quarter and $264 million(1) Year to Date;

GAAP Operating Cash Flows of $132 million in the Third Quarter and $93 million Year to Date

Due to Industry Headwinds Impacting the Hospital Division, Company Revises Full Year Outlook

LOUISVILLE, Ky. (November 4, 2015) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2015.

Benjamin A. Breier, President and Chief Executive Officer of the Company, commented, “During the third quarter our team continued to make great progress on our strategic plan despite industry-wide headwinds for healthcare services companies that created a challenging quarter for our Hospital Division (“HD”). Our Kindred at Home Division (“KAH”) was the highlight of the quarter as it continues to advance its integration efforts and benefit from the accelerating momentum of patient flow into the home care, hospice, and community care settings. Our freestanding inpatient rehabilitation facility (“IRF”) business also continues to grow and, with our new IRFs in Arlington, Texas and Madison, Wisconsin that opened during the third quarter, we now operate 18 freestanding IRFs, most of which are joint-ventures with prominent not-for-profit health systems. In addition, we continue to successfully build broad based hospital, payor and physician relationships across the country as we bring our unique integrated care model to more partners and patients.”

Mr. Breier added, “We are very pleased to report consolidated revenue growth of 43.6%, and consolidated core EBITDAR(1) growth of 50.4% compared to the same period last year. Our recent acquisitions and organic growth efforts have transformed Kindred’s business mix and free cash flow profile, and we continue to execute on our transition into higher growth, lower capital intensity and higher return businesses. We remain confident that Kindred is the best positioned company in the post-acute sector to meet the needs of the changing beneficiary landscape and emerge successfully in the movement to pay for value. As always, I thank the many stakeholders in Kindred, and in particular our 102,000 teammates, for the excellent care they deliver every day to patients in need.”

(1)	See reconciliation of core results to generally accepted accounting principles (“GAAP”) results beginning on page 12.

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680 South Fourth Street      Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated. The acquisitions of Gentiva Health Services, Inc. (“Gentiva”) and Centerre Healthcare Corporation (“Centerre”) have been included in the operating results presented since the date of acquisition.

Third Quarter Consolidated Highlights(1):

•	Consolidated revenues increased 43.6% to $1.76 billion and earnings before interest, income taxes, depreciation, amortization, rent and certain charges (“core EBITDAR”) increased 50.4% to $236 million, each as compared to the same period last year

•	Core diluted earnings per share (“EPS”) from continuing operations was $0.23 and adjusted core diluted EPS from continuing operations was $0.33 based upon 86.9 million weighted average diluted shares, an improvement as compared to core diluted EPS of $0.13 and adjusted core diluted EPS of $0.20 for the same period a year ago based upon 62.9 million weighted average diluted shares

•	The Company generated significant core operating cash flows of $128 million compared to $88 million for the same period a year ago, and core free cash flows were $93 million compared to $66 million in the same period of 2014. Year to date core operating cash flows were $264 million compared to $102 million for the same period a year ago, and year to date core free cash flows were $183 million compared to $35 million in the same period of 2014

•	The Kindred Board of Directors declared a cash dividend of $0.12 per share on the Company’s common stock payable on December 11, 2015 to shareholders of record as of the close of business on November 18, 2015

Third Quarter Segment Highlights(1)(2):

Kindred’s Hospital Division third quarter same-hospital revenues declined 1.4% over the prior year period to $577 million, with a decline in same-hospital admissions of 3.8% compared to the same period last year. HD third quarter same-hospital patient days increased 0.3% and same-hospital revenues per patient day declined 1.7% compared to the same period last year as a result of shifts in payor mix and an increase in same-hospital average lengths of stay of 3.9%. HD’s core EBITDAR declined to $97 million from $117 million a year ago primarily as a result of these factors and certain increases in labor expense, bad debt and costs associated with longer average lengths of stay.

Kindred at Home Division revenues and core EBITDAR increased to $605 million and $102 million, respectively, for the quarter. The home health segment achieved solid growth during the third quarter of 2015, with episodic admissions increasing 2.6% and revenues increasing 7.3% to $357 million, both over the prior year period on a combined basis. The hospice segment generated $181 million of revenues, a 1% sequential growth in average daily census and an improved sequential operating margin from 15.7% to 18.8%.

Kindred Rehabilitation Services Division revenues increased 8.6% to $369 million and core EBITDAR contribution increased 35.1% to $57 million for the quarter. The Kindred Hospital Rehabilitation Services segment, which includes Kindred’s IRF business, experienced strong revenue growth of $56 million or 60.4% over the prior year period, due to the successful Centerre acquisition, and achieved core EBITDAR margin improvement from 26.7% to 28.2%. The RehabCare segment (“RHB”) experienced an 11.0% revenue reduction from the prior year period primarily due to contract losses. These contract losses occurred primarily in the first quarter of 2015 and began to moderate in the second quarter of 2015. In fact, RHB added 32 net new sites of service during the third quarter of 2015, its first positive net sites of service growth quarter in 2015.

Kindred’s Nursing Center Division (“NCD”) revenues grew 2.5% to $271 million due to an improvement of 4.3% in revenue per patient day. NCD core EBITDAR margins declined 2.2% due to a 1.9% decline in admissions. NCD continues to deliver stable performance despite continuing pressure on length of stay.

(1)	See reconciliation of core results to GAAP results beginning on page 12.
(2)	See same-hospital and full segment data on page 9.

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

Significantly Improved Cash Flow Profile(1)

Stephen D. Farber, Executive Vice President and Chief Financial Officer of Kindred, noted “Our acquisition of Gentiva early in 2015 and the recent disposition of more than 150 nursing centers and long-term acute care (“LTAC”) hospitals have dramatically changed our cash flow profile, as evidenced by our strong cash flow performance through the first nine months of the year. While we do not typically provide annual cash flow guidance, looking beyond 2015, Kindred is now positioned going forward to generate roughly $300 million per year in core operating cash flow when adjusted to reflect the current composition of our businesses and before net changes in working capital, with roughly half that amount in core free cash flow after funding routine capital expenditures and growth-related investment in working capital. In addition, the Company has significant tax loss carryforwards and carrybacks, which have resulted in net cash inflows from federal income taxes in 2015, and which we expect will offset more than half of Kindred’s expected book tax liability in 2016.”

Revised 2015 Outlook

Due to the third quarter challenges in its Hospital Division, and based on updated expectations for LTAC operations in the fourth quarter, Kindred is revising its previously provided financial estimates for 2015(2) as follows:

•	2015 annual revenues of approximately $7.1 billion (previously $7.2 billion)

•	Core EBITDAR of approximately $970 million to $990 million(3) (previously $1.0 billion to $1.05 billion)

•	Core earnings of $1.15 to $1.30 per diluted share(4) (previously $1.25 to $1.45)

•	Adjusted core earnings of $1.55 to $1.70 per diluted share(4)(5) (previously $1.70 to $1.90)

Mr. Breier concluded, “As we methodically work our way through the macro and industry headwinds confronting our Hospital Division, including its forthcoming transition through LTAC criteria starting later next year, we expect some choppiness in that division’s performance and our consolidated results. We remain confident in the steps we are taking to address these challenges and in the strength of our cash flows, which enable us to continue to invest aggressively to evolve our platform to drive continued growth. The strength of our diversified service offerings, particularly the strong performance we are achieving at KAH, continues to produce growth and advances our strategy of delivering a coordinated continuum of care.”

This revised outlook excludes transaction costs, pre-closing financing costs and post-closing integration costs associated with the acquisitions of Gentiva and Centerre, the effect of reimbursement changes, debt refinancing costs, severance, retirement, retention and restructuring costs, litigation and related contingency expense (including the $125 million loss contingency reserve accrued during the nine months ended September 30, 2015 related to the previously disclosed investigation into a therapy services company acquired by Kindred in 2011), other transaction costs, any further acquisitions or divestitures, any impairment charges, any further issuances of common stock or any repurchases of common stock.

(1)	See reconciliation of core results to GAAP results beginning on page 12.
(2)	Guidance includes Gentiva for eleven months and Centerre for the full year.
(3)	Includes $45 million from Gentiva synergies expected to be realized in 2015.
(4)	The earnings per share estimate is based upon an estimated weighted average annual diluted share count for 2015 of 86 million shares. The estimated annual diluted share count for 2015 includes approximately 3.7 million shares of common stock issued in February, May and July to holders of 85,121 tangible equity units that elected early conversion settlements.
(5)	Adjusted core earnings per diluted share is calculated by excluding non-cash expenses, net of the income tax benefit, related to amortization of intangible assets, stock-based compensation and deferred financing costs, from core income from continuing operations. The estimated non-cash expenses for 2015 total approximately $58 million ($35 million net of income taxes) or approximately $0.40 per diluted share.

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

RehabCare Loss Contingency Reserve Adjustment

The Company is engaged in active discussions with the United States Department of Justice in an effort to find a mutually acceptable resolution to the investigation of RehabCare Group, Inc., a therapy services company acquired by the Company on June 1, 2011. Based on the progress of continuing settlement discussions through October 2015, the Company, in accordance with GAAP, recorded an additional $30 million loss provision in the third quarter of 2015 (for a total loss reserve of $125 million) related to this matter. The Company recorded a $95 million loss reserve for this matter in the first quarter of 2015 and disclosed an estimated settlement range of $95 million to $125 million. The Company accrued the estimated loss contingency in the first quarter of 2015 at the minimum of the estimated range in accordance with GAAP as no amount within that range was a better estimate than any other amount. These continuing settlement discussions also indicate that a corporate integrity agreement will likely be required as part of any final settlement related to this matter. The discussions are ongoing, and until they are concluded, there can be no certainty about the timing or likelihood of a definitive resolution, the scope of any potential restrictions that may be agreed upon in connection with a settlement or the cost of a final settlement.

Cash Dividend

The Company announced that its Board of Directors has approved the payment of a cash dividend of $0.12 per share of common stock to be paid on December 11, 2015 to shareholders of record as of the close of business on November 18, 2015.

Conference Call

As previously announced, investors and the general public may access a live webcast of the third quarter 2015 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com. The conference call will be held on November 5 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will become available at approximately 1:00 p.m. on November 5 by dialing (719) 457-0820, access code: 8169570. The replay will be available through November 15.

Forward-Looking Statements and Non-GAAP Reconciliations

See page 11 for important disclosures regarding our forward-looking statements and the non-GAAP financial reconciliations that follow.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-95 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion(1). At September 30, 2015, Kindred through its subsidiaries had approximately 102,200 employees providing healthcare services in 2,723 locations in 47 states, including 95 transitional care hospitals, 18 inpatient rehabilitation hospitals, 90 nursing centers, 20 sub-acute units, 626 Kindred at Home home health, hospice and non-medical home care sites of service, 101 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,773 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues were computed by combining the twelve months ended December 31, 2014 data for Kindred, Gentiva and Centerre.

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Revenues	$1,764,516	$1,228,918	$5,273,958	$3,762,925

Salaries, wages and benefits	922,140	601,813	2,704,920	1,826,602
Supplies	96,551	70,719	288,059	215,269
Rent	96,244	77,643	284,786	233,872
Other operating expenses	207,837	169,582	617,681	511,786
General and administrative expenses	310,041	237,503	1,050,948	713,521
Other income	(650)	(260)	(1,699)	(594)
Litigation contingency expense	31,462	—	130,387	4,600
Impairment charges	—	—	6,726	—
Depreciation and amortization	39,329	38,748	116,889	117,012
Interest expense	56,440	22,515	176,128	128,844
Investment income	(432)	(344)	(2,203)	(2,975)

	1,758,962	1,217,919	5,372,622	3,747,937

Income (loss) from continuing operations before income taxes	5,554	10,999	(98,664)	14,988
Provision for income taxes	12,523	3,777	9,183	5,289

Income (loss) from continuing operations	(6,969)	7,222	(107,847)	9,699
Discontinued operations, net of income taxes:
Income (loss) from operations	2,269	(8,677)	(1,744)	(24,887)
Gain (loss) on divestiture of operations	—	1,387	983	(3,637)

Income (loss) from discontinued operations	2,269	(7,290)	(761)	(28,524)

Net loss	(4,700)	(68)	(108,608)	(18,825)
(Earnings) loss attributable to noncontrolling interests:
Continuing operations	(9,900)	(4,372)	(30,482)	(13,729)
Discontinued operations	1	78	32	401

	(9,899)	(4,294)	(30,450)	(13,328)

Loss attributable to Kindred	$(14,599)	$(4,362)	$(139,058)	$(32,153)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(16,869)	$2,850	$(138,329)	$(4,030)
Income (loss) from discontinued operations	2,270	(7,212)	(729)	(28,123)

Net loss	$(14,599)	$(4,362)	$(139,058)	$(32,153)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.20)	$0.04	$(1.65)	$(0.07)
Discontinued operations:
Income (loss) from operations	0.03	(0.13)	(0.02)	(0.44)
Gain (loss) on divestiture of operations	—	0.02	0.01	(0.06)

Income (loss) from discontinued operations	0.03	(0.11)	(0.01)	(0.50)

Net loss	$(0.17)	$(0.07)	$(1.66)	$(0.57)

Diluted:
Income (loss) from continuing operations	$(0.20)	$0.04	$(1.65)	$(0.07)
Discontinued operations:
Income (loss) from operations	0.03	(0.13)	(0.02)	(0.44)
Gain (loss) on divestiture of operations	—	0.02	0.01	(0.06)

Income (loss) from discontinued operations	0.03	(0.11)	(0.01)	(0.50)

Net loss	$(0.17)	$(0.07)	$(1.66)	$(0.57)

Shares used in computing earnings (loss) per common share:
Basic	86,184	62,863	83,960	56,443
Diluted	86,184	62,902	83,960	56,443
Cash dividends declared and paid per common share	$0.12	$0.12	$0.36	$0.36

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$120,891	$164,188
Insurance subsidiary investments	103,856	99,951
Accounts receivable less allowance for loss	1,216,214	944,219
Inventories	27,252	25,702
Deferred tax assets	74,221	82,391
Income taxes	10,571	8,575
Interest deposit on senior unsecured notes held in escrow	—	23,438
Other	66,891	41,598

	1,619,896	1,390,062

Property and equipment	2,120,809	1,978,153
Accumulated depreciation	(1,164,969)	(1,076,049)

	955,840	902,104

Goodwill	2,646,766	997,597
Intangible assets less accumulated amortization	783,774	400,700
Assets held for sale	1,526	3,475
Insurance subsidiary investments	201,026	166,045
Deferred tax assets	—	11,174
Proceeds from senior unsecured notes held in escrow	—	1,350,000
Acquisition deposit	—	195,000
Other	295,168	236,807

Total assets	$6,503,996	$5,652,964

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$182,154	$175,725
Salaries, wages and other compensation	442,730	358,857
Due to third party payors	59,498	43,957
Professional liability risks	62,020	64,137
Other accrued liabilities	346,309	189,980
Long-term debt due within one year	32,527	24,607

	1,125,238	857,263

Long-term debt	3,126,359	2,852,531
Professional liability risks	273,874	243,614
Deferred tax liabilities	20,850	—
Deferred credits and other liabilities	307,164	213,584

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 83,759 shares - September 30, 2015 and 69,977 shares - December 31, 2014	20,940	17,494
Capital in excess of par value	1,741,736	1,586,692
Accumulated other comprehensive loss	(4,328)	(2,551)
Accumulated deficit	(301,878)	(159,768)

	1,456,470	1,441,867
Noncontrolling interests	194,041	44,105

Total equity	1,650,511	1,485,972

Total liabilities and equity	$6,503,996	$5,652,964

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(4,700)	$(68)	$(108,608)	$(18,825)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	39,595	39,579	117,521	121,805
Amortization of stock-based compensation costs	3,194	694	15,764	9,657
Amortization of deferred financing costs	3,554	1,982	10,155	21,211
Payment of capitalized lender fees related to debt issuance	—	—	(28,012)	(19,125)
Provision for doubtful accounts	11,014	14,695	29,817	35,588
Deferred income taxes	3,556	(32,777)	(894)	(11,274)
Impairment charges	—	9	6,726	673
(Gain) loss on divestiture of discontinued operations	—	(1,387)	(983)	3,637
Other	3,485	175	10,457	2,289
Change in operating assets and liabilities:
Accounts receivable	25,990	10,392	(13,399)	(102,503)
Inventories and other assets	8,767	(2,899)	44,181	(12,886)
Accounts payable	(353)	(3,592)	(12,788)	(22,469)
Income taxes	37,491	29,832	33,646	18,769
Due to third party payors	15,008	28,907	(3,965)	14,540
Other accrued liabilities	(14,311)	4,497	(6,551)	(16,765)

Net cash provided by operating activities	132,290	90,039	93,067	24,322

Cash flows from investing activities:
Routine capital expenditures	(35,422)	(21,263)	(80,691)	(67,425)
Development capital expenditures	(5,760)	(1,570)	(12,066)	(2,693)
Acquisitions, net of cash acquired	(2,002)	(38)	(663,757)	(24,136)
Acquisition deposit	—	—	195,000	—
Sale of assets	3,884	8,948	7,061	22,909
Proceeds from senior unsecured notes offering held in escrow	—	—	1,350,000	—
Interest in escrow for senior unsecured notes	—	—	23,438	—
Purchase of insurance subsidiary investments	(16,357)	(74,101)	(59,186)	(97,394)
Sale of insurance subsidiary investments	15,987	8,447	50,780	34,967
Net change in insurance subsidiary cash and cash equivalents	(2,633)	65,928	(8,396)	54,372
Proceeds from note receivable	25,000	—	25,000	—
Change in other investments	176	317	375	1,027
Other	1,383	(3)	590	(537)

Net cash provided by (used in) investing activities	(15,744)	(13,335)	828,148	(78,910)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	259,700	311,500	1,414,850	1,468,515
Repayment of borrowings under revolving credit	(349,700)	(355,100)	(1,319,850)	(1,724,615)
Proceeds from issuance of term loan, net of discount	—	—	199,000	997,500
Proceeds from issuance of senior unsecured notes	—	—	—	500,000
Repayment of Gentiva debt	—	—	(1,177,363)	—
Repayment of senior unsecured notes	—	—	—	(550,000)
Repayment of term loan	(3,003)	(2,500)	(9,008)	(786,063)
Repayment of other long-term debt	(500)	(58)	(1,400)	(215)
Payment of deferred financing costs	(301)	(504)	(3,284)	(3,152)
Equity offering, net of offering costs	—	16,376	—	220,353
Issuance of common stock in connection with employee benefit plans	329	1,530	534	6,217
Payment of costs associated with issuance of common stock and tangible equity units	—	—	(915)	—
Payment of dividend for mandatory redeemable preferred stock	(2,703)	—	(8,135)	—
Dividends paid	(10,065)	(7,754)	(30,067)	(20,840)
Contributions made by noncontrolling interests	1,492	—	1,492	—
Distributions to noncontrolling interests	(10,685)	(4,009)	(31,823)	(9,604)
Other	245	183	1,457	2,304

Net cash provided by (used in) financing activities	(115,191)	(40,336)	(964,512)	100,400

Change in cash and cash equivalents	1,355	36,368	(43,297)	45,812
Cash and cash equivalents at beginning of period	119,536	45,416	164,188	35,972

Cash and cash equivalents at end of period	$120,891	$81,784	$120,891	$81,784

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Condensed Consolidated and Business Segment Data (a)

(Unaudited)

(In thousands, except per share amounts)

									Third quarter
	2014 Quarters				2015 Quarters				% change v.
	First	Second	Third	Fourth	First	Second	Third		prior year
Consolidated income statement data:
Revenues	$1,272,610	$1,261,397	$1,228,918	$1,264,674	$1,675,967	$1,833,475	$1,764,516		43.6

Core EBITDAR	$181,044	$175,865	$157,218	$170,088	$234,211	$261,800	$236,477		50.4
Rent	78,530	77,452	77,643	79,167	91,199	95,528	95,436		22.9

Core EBITDA	102,514	98,413	79,575	90,921	143,012	166,272	141,041		77.2
Depreciation and amortization	39,092	39,172	38,748	38,558	38,935	38,625	39,329		1.5
Interest, net	25,617	21,438	22,171	21,857	44,346	56,140	56,008		152.6

Income from continuing operations before income taxes	37,805	37,803	18,656	30,506	59,731	71,507	45,704		145.0
Provision for income taxes	14,445	13,612	6,168	8,471	22,466	25,721	15,298		148.0

Income from continuing operations	23,360	24,191	12,488	22,035	37,265	45,786	30,406		143.5
Noncontrolling interests	(4,529)	(4,828)	(4,372)	(5,143)	(8,847)	(11,735)	(9,900)		126.4

Net income attributable to Kindred	$18,831	$19,363	$8,116	$16,892	$28,418	$34,051	$20,506		152.7

Core EPS	$0.35	$0.35	$0.13	$0.26	$0.34	$0.39	$0.23		76.9
Adjusted Core EPS	$0.46	$0.50	$0.20	$0.38	$0.43	$0.51	$0.33		65.0
Diluted shares	52,711	53,792	62,902	63,163	82,422	86,402	86,892		38.1

Revenues by segment:
Hospital division	$627,245	$612,517	$591,121	$619,185	$640,483	$627,206	$579,497		(2.0)
Kindred at Home:
Home health	74,791	75,502	74,026	74,588	300,867	427,820	424,054		472.8
Hospice	12,913	12,484	12,160	12,538	119,057	178,005	181,140		1,389.6

	87,704	87,986	86,186	87,126	419,924	605,825	605,194		602.2

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	93,177	94,963	93,139	92,922	151,564	152,544	149,435		60.4
RehabCare	253,943	253,694	246,732	252,667	252,595	236,791	219,518		(11.0)

	347,120	348,657	339,871	345,589	404,159	389,335	368,953		8.6
Nursing center division	262,590	264,437	263,897	271,625	274,308	273,870	270,510		2.5

	1,324,659	1,313,597	1,281,075	1,323,525	1,738,874	1,896,236	1,824,154		42.4
Eliminations	(52,049)	(52,200)	(52,157)	(58,851)	(62,907)	(62,761)	(59,638)		14.3

	$1,272,610	$1,261,397	$1,228,918	$1,264,674	$1,675,967	$1,833,475	$1,764,516		43.6

Core EBITDAR by segment:
Hospital division	$139,505	$131,990	$117,604	$134,791	$134,786	$131,532	$97,128		(17.4)
Kindred at Home:
Home health	2,845	5,769	5,961	7,398	46,798	72,917	68,155		1,043.3
Hospice	1,852	2,139	1,149	524	16,996	27,887	34,025		2,861.3

	4,697	7,908	7,110	7,922	63,794	100,804	102,180		1,337.1

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	25,710	25,742	24,887	23,884	44,564	44,531	42,141		69.3
RehabCare	18,016	19,863	17,080	16,029	16,493	14,681	14,544		(14.8)

	43,726	45,605	41,967	39,913	61,057	59,212	56,685		35.1
Nursing center division	37,572	38,614	35,920	38,810	36,963	40,461	35,923		—
Support center	(44,456)	(48,252)	(45,383)	(51,348)	(62,389)	(70,209)	(55,439	)(b)	22.2

	$181,044	$175,865	$157,218	$170,088	$234,211	$261,800	$236,477		50.4

Core EBITDAR margin by segment:
Hospital division	22.2	21.5	19.9	21.8	21.0	21.0	16.8		(15.6)
Kindred at Home:
Home health	3.8	7.6	8.1	9.9	15.6	17.0	16.1		98.8
Hospice	14.3	17.1	9.4	4.2	14.3	15.7	18.8		100.0
Kindred at Home	5.4	9.0	8.2	9.1	15.2	16.6	16.9		106.1
Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	27.6	27.1	26.7	25.7	29.4	29.2	28.2		5.6
RehabCare	7.1	7.8	6.9	6.3	6.5	6.2	6.6		(4.3)
Kindred Rehabilitation Services	12.6	13.1	12.3	11.5	15.1	15.2	15.4		25.2
Nursing center division	14.3	14.6	13.6	14.3	13.5	14.8	13.3		(2.2)
Consolidated	14.2	13.9	12.8	13.4	14.0	14.3	13.4		4.7

(a)	See reconciliation of core and adjusted results to GAAP results beginning on page 12.
(b)	Includes a $9 million change in estimate to lower incentive compensation costs recorded in prior periods.

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

								Third quarter
	2014 Quarters				2015 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Hospital division:
End of period data:
Number of transitional care hospitals	97	97	97	97	97	96	95
Number of licensed beds	7,145	7,145	7,145	7,147	7,147	7,124	7,094
Revenue mix %:
Medicare	59.8	58.2	57.0	57.0	56.8	55.2	57.1
Medicaid	6.6	6.8	6.9	6.0	5.5	5.3	5.3
Medicare Advantage	11.4	11.2	10.5	10.5	11.9	11.6	10.8
Medicaid Managed	2.4	3.0	3.8	4.5	4.7	5.6	6.1
Commercial insurance and other	19.8	20.8	21.8	22.0	21.1	22.3	20.7
Admissions:
Medicare	9,038	8,555	8,460	8,525	8,775	8,267	7,976	(5.7)
Medicaid	819	896	805	750	610	610	556	(30.9)
Medicare Advantage	1,435	1,389	1,250	1,359	1,555	1,352	1,212	(3.0)
Medicaid Managed	317	381	511	572	643	675	646	26.4
Commercial insurance and other	1,914	1,885	1,703	1,696	1,868	1,815	1,763	3.5

	13,523	13,106	12,729	12,902	13,451	12,719	12,153	(4.5)

Patient days:
Medicare	230,350	220,035	213,170	220,548	228,483	218,577	210,870	(1.1)
Medicaid	32,712	32,619	30,480	30,454	28,663	25,213	23,167	(24.0)
Medicare Advantage	44,025	43,027	39,938	41,260	48,448	44,740	39,585	(0.9)
Medicaid Managed	10,733	13,191	16,556	20,000	22,013	24,833	24,412	47.5
Commercial insurance and other	59,567	59,293	57,486	59,295	62,241	62,922	58,631	2.0

	377,387	368,165	357,630	371,557	389,848	376,285	356,665	(0.3)

Average length of stay:
Medicare	25.5	25.7	25.2	25.9	26.0	26.4	26.4	4.8
Medicaid	39.9	36.4	37.9	40.6	47.0	41.3	41.7	10.0
Medicare Advantage	30.7	31.0	32.0	30.4	31.2	33.1	32.7	2.2
Medicaid Managed	33.9	34.6	32.4	35.0	34.2	36.8	37.8	16.7
Commercial insurance and other	31.1	31.5	33.8	35.0	33.3	34.7	33.3	(1.5)
Weighted average	27.9	28.1	28.1	28.8	29.0	29.6	29.3	4.3
Revenues per admission:
Medicare	$41,492	$41,670	$39,828	$41,425	$41,483	$41,892	$41,451	4.1
Medicaid	50,894	46,106	50,344	49,760	57,594	54,795	55,415	10.1
Medicare Advantage	49,666	49,352	49,814	47,756	48,908	53,578	51,495	3.4
Medicaid Managed	47,803	48,814	44,321	48,691	46,740	51,950	54,976	24.0
Commercial insurance and other	64,858	67,679	75,591	80,167	72,395	77,110	68,151	(9.8)
Weighted average	46,384	46,736	46,439	47,991	47,616	49,312	47,683	2.7
Revenues per patient day:
Medicare	$1,628	$1,620	$1,581	$1,601	$1,593	$1,584	$1,568	(0.8)
Medicaid	1,274	1,266	1,330	1,225	1,226	1,326	1,330	—
Medicare Advantage	1,619	1,593	1,559	1,573	1,570	1,619	1,577	1.2
Medicaid Managed	1,412	1,410	1,368	1,393	1,365	1,412	1,455	6.4
Commercial insurance and other	2,084	2,152	2,239	2,293	2,173	2,224	2,049	(8.5)
Weighted average	1,662	1,664	1,653	1,666	1,643	1,667	1,625	(1.7)
Medicare case mix index (discharged patients only)	1.173	1.182	1.157	1.139	1.166	1.163	1.150	(0.6)
Average daily census	4,193	4,046	3,887	4,039	4,332	4,135	3,877	(0.3)
Occupancy %	67.3	64.6	62.1	64.5	69.2	66.1	62.2	0.2
Same-hospital data:
Revenues (a)	$620,866	$606,408	$585,553	$614,207	$634,975	$622,018	$577,337	(1.4)
Admissions:
Medicare	8,910	8,423	8,342	8,403	8,652	8,172	7,932	(4.9)
Medicaid	812	885	794	739	602	608	556	(30.0)
Medicare Advantage	1,429	1,376	1,244	1,351	1,546	1,348	1,212	(2.6)
Medicaid Managed	315	377	511	568	640	670	644	26.0
Commercial insurance and other	1,895	1,863	1,688	1,669	1,840	1,797	1,762	4.4

	13,361	12,924	12,579	12,730	13,280	12,595	12,106	(3.8)

Patient days:
Medicare	227,635	217,074	210,386	218,127	225,992	216,230	209,662	(0.3)
Medicaid	32,303	32,260	30,254	30,207	28,458	25,060	23,141	(23.5)
Medicare Advantage	43,906	42,802	39,859	41,153	48,276	44,548	39,585	(0.7)
Medicaid Managed	10,714	13,143	16,515	19,906	21,933	24,673	24,280	47.0
Commercial insurance and other	59,059	58,968	57,185	58,833	61,715	62,462	58,625	2.5

	373,617	364,247	354,199	368,226	386,374	372,973	355,293	0.3

Total average length of stay	28.0	28.2	28.2	28.9	29.1	29.6	29.3	3.9
Total revenues per patient day	$1,662	$1,665	$1,653	$1,668	$1,643	$1,668	$1,625	(1.7)

(a)	See reconciliation of same-hospital revenues to reported revenues for the Hospital Division on page 14.

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands, except statistics)

								Third quarter
	2014 Quarters				2015 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Kindred at Home (data combined to include Kindred and Gentiva for each historical period):
Home Health:
Sites of service (at end of period)	447	440	439	427	415	411	388
Revenue mix %:
Medicare	81.8	81.5	80.7	80.7	80.9	80.4	80.0
Medicaid	2.7	2.6	2.4	2.2	2.1	2.1	2.1
Commercial and other	9.1	9.0	8.9	6.7	7.3	7.9	8.2
Commercial paid at episodic rates	6.4	6.9	8.0	10.4	9.7	9.6	9.7
Episodic revenues ($ 000s)	$281,226	$294,208	$292,675	$305,668	$308,317	$324,027	$319,820	9.3
Total episodic admissions	65,077	63,676	65,049	65,183	69,936	67,808	66,753	2.6
Medicare episodic admissions	59,248	58,140	57,921	57,372	61,186	59,394	58,479	1.0
Total episodes	103,758	103,689	105,906	106,708	110,980	109,599	108,519	2.5
Episodes per admission	1.59	1.63	1.63	1.64	1.59	1.62	1.63	—
Revenue per episode	$2,710	$2,837	$2,764	$2,865	$2,778	$2,956	$2,947	6.6
Hospice:
Sites of service (at end of period)	216	200	199	193	190	185	181
Admissions	13,807	12,751	12,088	12,151	13,164	12,574	12,091	—
Average length of stay	103	106	103	103	95	93	101	(1.9)
Patient days	1,252,787	1,251,301	1,236,792	1,215,209	1,150,841	1,190,604	1,211,291	(2.1)
Revenue per patient day	$150	$148	$149	$154	$151	$150	$150	0.7
Average daily census	13,920	13,751	13,443	13,209	12,787	13,084	13,166	(2.1)
Community Care and other revenues (included in Home Health business segment)	$66,732	$66,372	$67,390	$67,621	$65,530	$67,647	$67,338	(0.1)

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services:
Freestanding IRFs:
End of period data:
Number of IRFs	5	5	5	5	16	16	18
Number of licensed beds	215	215	215	215	829	829	919
Discharges (a)	1,053	1,121	1,004	1,046	3,806	3,927	3,941	292.5
Occupancy % (a)	71.6	71.6	68.5	69.6	73.2	71.5	68.7	0.3
Average length of stay (a)	13.2	12.5	13.5	13.2	13.7	13.1	13.2	(2.2)
Revenue per discharge (a)	$18,246	$17,519	$18,259	$17,039	$19,517	$19,325	$18,992	4.0
Contract services:
Sites of service (at end of period):
Inpatient rehabilitation units	105	104	102	100	100	99	101
LTAC hospitals	121	118	117	117	120	120	119
Sub-acute units	10	9	10	10	8	8	7
Outpatient units	143	143	139	138	138	139	135

	379	374	368	365	366	366	362

Revenue per site	$195,157	$201,400	$203,284	$205,749	$211,151	$209,436	$206,041	1.4

RehabCare:
Sites of service (at end of period)	1,851	1,863	1,896	1,935	1,829	1,789	1,821
Revenue per site	$137,193	$136,175	$130,133	$130,576	$138,106	$132,359	$120,548	(7.4)

Nursing center division:
End of period data:
Number of nursing centers	89	89	90	90	90	90	90
Number of licensed beds	11,503	11,491	11,575	11,535	11,535	11,535	11,535
Admissions (b)	9,789	9,621	9,746	9,616	10,376	9,831	9,558	(1.9)
Medicare average length of stay (b)	29.6	29.8	29.9	29.0	28.9	28.9	28.5	(4.7)
Patient days (b)	861,340	858,772	865,415	871,976	861,278	852,691	851,332	(1.6)
Revenues per patient day (b)	$305	$308	$305	$312	$319	$321	$318	4.3
Average daily census (b)	9,570	9,437	9,407	9,478	9,570	9,370	9,254	(1.6)
Occupancy % (b)	81.7	80.7	80.1	80.5	81.3	79.6	78.6	(1.9)

(a)	Excludes non-consolidating IRF.
(b)	Excludes managed facilities.

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the Company’s acquisitions of Gentiva and Centerre (including the benefits, results and effects of such acquisitions), all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Risks and uncertainties related to the Company’s acquisitions of Gentiva and Centerre include, but are not limited to, uncertainties as to whether the acquisitions will have the accretive effect on the Company’s earnings or cash flows that it expects, the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisitions, costs and difficulties related to the integration of Gentiva’s and Centerre’s businesses and operations with the Company’s businesses and operations, unexpected costs, liabilities, charges or expenses resulting from the acquisitions, adverse effects on the Company’s stock price resulting from the acquisitions, the inability to retain key personnel, and potential adverse reactions, changes to business relationships or competitive responses resulting from the acquisitions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

- MORE -

Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

Non-GAAP Measurements

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three quarters in 2015, four quarters in 2014 and nine months ended September 30, 2015 and 2014 before certain charges or on a core and adjusted core basis, and on a same-hospital basis. The use of these non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges that are not representative of its ongoing operations due to the materiality and nature of the charges. The Company believes the presentation of adjusted core operating results, which excludes non-cash expenses related to amortization of intangible assets, stock-based compensation and deferred financing costs from core operating results, is a useful performance measure used by some investors, equity analysts and others to make informed investment decisions and for comparability to other companies that use similar measures. The Company believes the presentation of same-hospital revenues, which excludes the results from two hospitals that closed during 2015, provides investors, equity analysts and others with useful information regarding the performance of the Company’s hospital operations that are comparable for the periods presented. The Company believes that reported hospital segment revenues is the most comparable GAAP measure. Readers of the Company’s financial information should consider reported hospital segment revenues as an important measure of the Company’s Hospital Division financial performance because it provides the most complete measure of its revenues. The Company’s earnings release also includes financial measures referred to as operating income, or EBITDAR or core EBITDAR, and earnings before interest, income taxes, depreciation and amortization (“EBITDA”). The Company’s management uses core EBITDAR or core EBITDA as meaningful measures of operational performance in addition to other measures. The Company uses core EBITDAR or core EBITDA to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes these measurements are important because securities analysts and investors use these measurements to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating results presented on a core and adjusted core basis and core EBITDAR or core EBITDA, as well as a same-hospital basis, should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. Reconciliations of the non-GAAP measurements to the GAAP measurements are included in the following pages of this press release.

Also in this press release, the Company provides the financial measures of operating cash flows and free cash flows excluding certain items, which the Company refers to as core operating cash flows and core free cash flows. The Company recognizes that operating cash flows and free cash flows excluding certain items are non-GAAP measurements and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that these non-GAAP measurements provide important information to investors for comparability to other companies that use similar measures. In addition, management uses operating cash flows and free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses. The Company believes net cash flows provided by operating activities is the most comparable GAAP measure. Readers of the Company’s financial information should consider net cash flows provided by operating activities as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating cash flows and free cash flows excluding certain items should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. Reconciliations of net cash flows provided by operating activities to operating cash flows and free cash flows excluding certain items are included in this press release.

- MORE -

Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the three months and nine months ended September 30, 2015 and 2014 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the tables below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 6.9% and 31.2% for the three months ended September 30, 2015 and 2014, respectively, and 19.7% and 36.5% for the nine months ended September 30, 2015 and 2014, respectively. The difference in the effective income tax rate for both periods compared to the same prior year periods is attributable to the composition of charges that are non-deductible or the deductibility is uncertain for income tax purposes, including the litigation contingency expense.

The use of these non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the three months and nine months ended September 30, 2015 and 2014 that are not representative of its ongoing operations due to the materiality and the nature of the charges. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally. The Company believes the presentation of adjusted core operating results, which excludes non-cash expenses related to amortization of intangible assets, stock-based compensation and deferred financing costs from core operating results, is a performance measure used by some investors, equity analysts and others to make informed investment decisions and for comparability to other companies that use similar measures.

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Detail of charges:
Litigation contingency expense	($31,462)	$—	($130,387)	($4,600)
Retirement and severance costs	(666)	(1,686)	(5,627)	(6,636)
Hospital and home health/hospice closings	(3,368)	—	(7,789)	—
Development project cancellation and other restructuring costs	—	—	(1,259)	—
Customer bankruptcy	—	(1,857)	—	(1,857)
Gentiva transaction and integration costs:
Professional and consulting fees	(1,113)	(3,200)	(35,178)	(5,279)
Severance and retention	(1,956)	—	(58,831)	—
Lease termination (charged to rent expense)	—	—	(792)	—
Pre-closing financing charges (charged to general and administrative expenses)	—	—	(6,005)	—
Pre-closing financing charges (charged to interest expense)	—	—	(17,431)	—
Trade name impairment charges	—	—	(6,726)	—
Lease termination (charged to rent expense)	(808)	—	(1,831)	(247)
Debt refinancing costs (charged to interest expense)	—	—	—	(56,643)
Other transaction costs	(777)	(914)	(3,750)	(4,014)

	(40,150)	(7,657)	(275,606)	(79,276)
Income tax benefit	2,775	2,391	54,302	28,936

Charges net of income taxes	(37,375)	(5,266)	(221,304)	(50,340)
Allocation to participating unvested restricted stockholders	—	133	—	—

Available to common stockholders	($37,375)	($5,133)	($221,304)	($50,340)

Weighted average diluted shares outstanding	86,184	62,902	83,960	56,443

Diluted loss per common share related to charges	($0.43)	($0.08)	($2.64)	($0.89)

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$20,506	$8,116	$82,975	$46,310
Charges net of income taxes	(37,375)	(5,266)	(221,304)	(50,340)

Reported income (loss) from continuing operations	($16,869)	$2,850	($138,329)	($4,030)

Reconciliation of diluted earnings per common share from continuing operations before charges:
Diluted earnings per common share before charges (a)	$0.23	$0.13	$0.95	$0.80
Charges net of income taxes	(0.43)	(0.08)	(2.64)	(0.89)
Other	—	(0.01)	0.04	0.02

Reported diluted earnings (loss) per common share from continuing operations	($0.20)	$0.04	($1.65)	($0.07)

Weighted average diluted shares used to compute earnings per common share from continuing operations before charges	86,892	62,902	85,691	56,506

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	33.5%	33.1%	35.9%	36.3%
Impact of charges on effective income tax rate	192.0%	1.2%	-26.6%	-1.0%

Reported effective income tax rate	225.5%	34.3%	9.3%	35.3%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.3 million and $0.2 million for the three months ended September 30, 2015 and 2014, respectively, and by $1.5 million and $1.3 million for the nine months ended September 30, 2015 and 2014, respectively, for the allocation of income to participating unvested restricted stockholders.

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts and statistics)

A reconciliation of adjusted core earnings follows:

	2014 Quarters				2015 Quarters
	First	Second	Third	Fourth	First	Second	Third
Reconciliation of adjusted core earnings:
Income from continuing operations before charges (as calculated and reconciled to GAAP measurement on the following pages)	$18,831	$19,363	$8,116	$16,892	$28,418	$34,051	$20,506
Add back non-cash expenses:
Amortization of intangible assets	5,560	5,513	5,378	5,215	6,932	7,536	7,728
Amortization of stock-based compensation costs	2,585	5,924	748	5,073	3,141	6,687	3,194
Amortization of deferred financing costs	2,397	1,950	1,982	2,044	3,062	3,539	3,554

	10,542	13,387	8,108	12,332	13,135	17,762	14,476
Income tax benefit related to non-cash expenses	4,148	5,268	3,190	4,853	5,169	6,989	5,696

Non-cash expenses, net of income taxes	6,394	8,119	4,918	7,479	7,966	10,773	8,780

Adjusted core earnings	$25,225	$27,482	$13,034	$24,371	$36,384	$44,824	$29,286

Reconciliation of diluted adjusted core earnings from continuing operations:
Diluted income per common share before charges (as calculated on the following pages)	$0.35	$0.35	$0.13	$0.26	$0.34	$0.39	$0.23
Non-cash expenses, net of income taxes	0.11	0.15	0.07	0.12	0.09	0.12	0.10

Diluted adjusted core earnings per common share from continuing operations	$0.46	$0.50	$0.20	$0.38	$0.43	$0.51	$0.33

Weighted average diluted shares used to compute adjusted core earnings per common share	52,711	53,792	62,902	63,163	82,422	86,402	86,892

A reconciliation of combined Kindred and Gentiva home health revenues (excluding community care) for each historical period follows:

								Third quarter
	2014 Quarters				2015 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Kindred	$67,266	$67,830	$65,954	$66,491	$254,965	$360,173	$356,716
Gentiva	253,895	267,018	266,340	275,342	87,520	—	—

	$321,161	$334,848	$332,294	$341,833	$342,485	$360,173	$356,716	7.3

A reconciliation of same-hospital revenues to reported revenues for the Hospital Division for each historical period follows:

								Third quarter
	2014 Quarters				2015 Quarters			% change v.
	First	Second	Third	Fourth	First	Second	Third	prior year
Same-hospital revenues	$620,866	$606,408	$585,553	$614,207	$634,975	$622,018	$577,337	(1.4)
Two hospitals that closed during 2015 (a)	6,379	6,109	5,568	4,978	5,508	5,188	2,160

Reported revenues	$627,245	$612,517	$591,121	$619,185	$640,483	$627,206	$579,497	(2.0)

(a)	One hospital closed during the second quarter of 2015 and one hospital closed during the third quarter of 2015.

- MORE -

Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30, 2015
		Charges
			Hospital		Gentiva
		Retirement	and home		transaction
	Before	and	health/hospice	Litigation	and	Other		As
	charges	severance	closings	contingency	integration	transaction	Total	reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$97,128	$(666)	$(479)	$—	$—	$—	$(1,145)	$95,983

Kindred at Home:
Home health	68,155	—	(2,571)	—	—	—	(2,571)	65,584
Hospice	34,025	—	(318)	—	—	—	(318)	33,707

	102,180	—	(2,889)	—	—	—	(2,889)	99,291

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	42,141	—	—	—	—	—	—	42,141
RehabCare	14,544	—	—	—	—	—	—	14,544

	56,685	—	—	—	—	—	—	56,685

Nursing center division	35,923	—	—	—	—	—	—	35,923

Support center	(55,439)	—	—	—	—	—	—	(55,439)
Litigation contingency expense	—	—	—	(31,462)	—	—	(31,462)	(31,462)
Transaction costs	—	—	—	—	(3,069)	(777)	(3,846)	(3,846)

Operating income (EBITDAR)	236,477	(666)	(3,368)	(31,462)	(3,069)	(777)	(39,342)	197,135
Rent	(95,436)	—	(808)	—	—	—	(808)	(96,244)

EBITDA	141,041	(666)	(4,176)	(31,462)	(3,069)	(777)	(40,150)	100,891
Depreciation and amortization	(39,329)	—	—	—	—	—	—	(39,329)
Interest, net	(56,008)	—	—	—	—	—	—	(56,008)

Income from continuing operations before income taxes	45,704	(666)	(4,176)	(31,462)	(3,069)	(777)	(40,150)	5,554
Provision for income taxes	15,298	(196)	(1,225)	(429)	(697)	(228)	(2,775)	12,523

	30,406	$(470)	$(2,951)	$(31,033)	$(2,372)	$(549)	$(37,375)	(6,969)

Noncontrolling interests	(9,900)							(9,900)

Income (loss) attributable to Kindred	$20,506							$(16,869)

Diluted earnings (loss) per common share	$0.23							$(0.20)
Diluted shares used in computing earnings (loss) per common share	86,892							86,184

	Three months ended September 30, 2014
		Charges
		Severance
	Before	and other	Customer	Gentiva	Other		As
	charges	restructuring	bankruptcy	transaction	transaction	Total	reported
Income from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$117,604	$(617)	$—	$—	$—	$(617)	$116,987

Kindred at Home:
Home health	5,961	(275)	—	—	—	(275)	5,686
Hospice	1,149	(46)	—	—	—	(46)	1,103

	7,110	(321)	—	—	—	(321)	6,789

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	24,887	—	(1,857)	—	—	(1,857)	23,030
RehabCare	17,080	162	—	—	—	162	17,242

	41,967	162	(1,857)	—	—	(1,695)	40,272

Nursing center division	35,920	(483)	—	—	—	(483)	35,437

Support center	(45,383)	(427)	—	—	—	(427)	(45,810)
Transaction costs	—	—	—	(3,200)	(914)	(4,114)	(4,114)

Operating income (EBITDAR)	157,218	(1,686)	(1,857)	(3,200)	(914)	(7,657)	149,561
Rent	(77,643)	—	—	—	—	—	(77,643)

EBITDA	79,575	(1,686)	(1,857)	(3,200)	(914)	(7,657)	71,918
Depreciation and amortization	(38,748)	—	—	—	—	—	(38,748)
Interest, net	(22,171)	—	—	—	—	—	(22,171)

Income from continuing operations before income taxes	18,656	(1,686)	(1,857)	(3,200)	(914)	(7,657)	10,999
Provision for income taxes	6,168	(923)	(1,017)	(69)	(382)	(2,391)	3,777

	12,488	$(763)	$(840)	$(3,131)	$(532)	$(5,266)	7,222

Noncontrolling interests	(4,372)						(4,372)

Income attributable to Kindred	$8,116						$2,850

Diluted earnings per common share	$0.13						$0.04
Diluted shares used in computing earnings per common share	62,902						62,902

- MORE -

Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Nine months ended September 30, 2015
		Charges
			Hospital	Development			Gentiva	Gentiva
		Retirement	and home	project			pre-closing	transaction
	Before	and	health/hospice	cancellation	Litigation	Impairment	financing	and	Other		As
	charges	severance	closings	and other	contingency	charges	costs	integration	transaction	Total	reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$363,446	$(666)	$(1,044)	$(675)	$—	$—	$—	$—	$—	$(2,385)	$361,061

Kindred at Home:
Home health	187,870	—	(4,261)	—	—	—	—	—	—	(4,261)	183,609
Hospice	78,908	—	(2,484)	—	—	—	—	—	—	(2,484)	76,424

	266,778	—	(6,745)	—	—	—	—	—	—	(6,745)	260,033

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	131,236	—	—	—	—	—	—	—	—	—	131,236
RehabCare	45,718	(785)	—	—	—	—	—	—	—	(785)	44,933

	176,954	(785)	—	—	—	—	—	—	—	(785)	176,169

Nursing center division	113,347	—	—	(584)	—	—	—	—	—	(584)	112,763

Support center	(188,037)	(4,176)	—	—	—	—	—	—	—	(4,176)	(192,213)
Litigation contingency expense	—	—	—	—	(130,387)	—	—	—	—	(130,387)	(130,387)
Transaction costs	—	—	—	—	—	—	(6,005)	(94,009)	(3,750)	(103,764)	(103,764)
Impairment charges	—	—	—	—	—	(6,726)	—	—	—	(6,726)	(6,726)

Operating income (EBITDAR)	732,488	(5,627)	(7,789)	(1,259)	(130,387)	(6,726)	(6,005)	(94,009)	(3,750)	(255,552)	476,936
Rent	(282,163)	—	(1,479)	(352)	—	—	—	(792)	—	(2,623)	(284,786)

EBITDA	450,325	(5,627)	(9,268)	(1,611)	(130,387)	(6,726)	(6,005)	(94,801)	(3,750)	(258,175)	192,150
Depreciation and amortization	(116,889)	—	—	—	—	—	—	—	—	—	(116,889)
Interest, net	(156,494)	—	—	—	—	—	(17,431)	—	—	(17,431)	(173,925)

Income (loss) from continuing operations before income taxes	176,942	(5,627)	(9,268)	(1,611)	(130,387)	(6,726)	(23,436)	(94,801)	(3,750)	(275,606)	(98,664)
Provision for income taxes	63,485	(2,202)	(3,627)	(631)	(2,108)	(2,633)	(9,173)	(32,460)	(1,468)	(54,302)	9,183

	113,457	$(3,425)	$(5,641)	$(980)	$(128,279)	$(4,093)	$(14,263)	$(62,341)	$(2,282)	$(221,304)	(107,847)

Noncontrolling interests	(30,482)										(30,482)

Income (loss) attributable to Kindred	$82,975										$(138,329)

Diluted earnings (loss) per common share	$0.95										$(1.65)
Diluted shares used in computing earnings (loss) per common share	85,691										83,960

	Nine months ended September 30, 2014
		Charges
		Severance
	Before	and other	Customer	Litigation	Debt	Gentiva	Other		As
	charges	restructuring	bankruptcy	contingency	refinancing	transaction	transaction	Total	reported
Income from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$389,099	$(617)	$—	$—	$—	$—	$—	$(617)	$388,482

Kindred at Home:
Home health	14,575	(996)	—	—	—	—	—	(996)	13,579
Hospice	5,140	(168)	—	—	—	—	—	(168)	4,972

	19,715	(1,164)	—	—	—	—	—	(1,164)	18,551

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	76,339	(170)	(1,857)	—	—	—	—	(2,027)	74,312
RehabCare	54,959	(14)	—	—	—	—	—	(14)	54,945

	131,298	(184)	(1,857)	—	—	—	—	(2,041)	129,257

Nursing center division	112,106	(3,688)	—	—	—	—	—	(3,688)	108,418

Support center	(138,091)	(983)	—	—	—	—	—	(983)	(139,074)
Litigation contingency expense	—	—	—	(4,600)				(4,600)	(4,600)
Transaction costs	—	—	—	—	—	(5,279)	(4,014)	(9,293)	(9,293)

Operating income (EBITDAR)	514,127	(6,636)	(1,857)	(4,600)	—	(5,279)	(4,014)	(22,386)	491,741
Rent	(233,625)	(247)	—	—	—	—	—	(247)	(233,872)

EBITDA	280,502	(6,883)	(1,857)	(4,600)	—	(5,279)	(4,014)	(22,633)	257,869
Depreciation and amortization	(117,012)	—	—	—	—	—	—	—	(117,012)
Interest, net	(69,226)	—	—	—	(56,643)	—	—	(56,643)	(125,869)

Income from continuing operations before income taxes	94,264	(6,883)	(1,857)	(4,600)	(56,643)	(5,279)	(4,014)	(79,276)	14,988
Provision for income taxes	34,225	(2,700)	(729)	(1,805)	(22,223)	(49)	(1,430)	(28,936)	5,289

	60,039	$(4,183)	$(1,128)	$(2,795)	$(34,420)	$(5,230)	$(2,584)	$(50,340)	9,699

Noncontrolling interests	(13,729)								(13,729)

Income (loss) attributable to Kindred	$46,310								$(4,030)

Diluted earnings (loss) per common share	$0.80								$(0.07)
Diluted shares used in computing earnings (loss) per common share	56,506								56,443

- MORE -

Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31, 2015
		Charges
			Home health	Development			Gentiva	Gentiva
		Retirement	and	project			pre-closing	transaction
	Before	and	hospice	cancellation	Litigation	Impairment	financing	and	Other		As
	charges	severance	closings	and other	contingency	charges	costs	integration	transaction	Total	reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$134,786	$—	$—	$(675)	$—	$—	$—	$—	$—	$(675)	$134,111

Kindred at Home:
Home health	46,798	—	(1,102)	—	—	—	—	—	—	(1,102)	45,696
Hospice	16,996	—	(517)	—	—	—	—	—	—	(517)	16,479

	63,794	—	(1,619)	—	—	—	—	—	—	(1,619)	62,175

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,564	—	—	—	—	—	—	—	—	—	44,564
RehabCare	16,493	(785)	—	—	—	—	—	—	—	(785)	15,708

	61,057	(785)	—	—	—	—	—	—	—	(785)	60,272

Nursing center division	36,963	—	—	—	—	—	—	—	—	—	36,963

Support center	(62,389)	(4,176)	—	—	—	—	—	—	—	(4,176)	(66,565)
Litigation contingency expense	—	—	—	—	(95,000)	—	—	—	—	(95,000)	(95,000)
Transaction costs	—	—	—	—	—	—	(6,005)	(86,598)	(2,099)	(94,702)	(94,702)
Impairment charges	—	—	—	—	—	(6,726)	—	—	—	(6,726)	(6,726)

Operating income (EBITDAR)	234,211	(4,961)	(1,619)	(675)	(95,000)	(6,726)	(6,005)	(86,598)	(2,099)	(203,683)	30,528
Rent	(91,199)	—	—	(352)	—	—	—	(589)	—	(941)	(92,140)

EBITDA	143,012	(4,961)	(1,619)	(1,027)	(95,000)	(6,726)	(6,005)	(87,187)	(2,099)	(204,624)	(61,612)
Depreciation and amortization	(38,935)	—	—	—	—	—	—	—	—	—	(38,935)
Interest, net	(44,346)	—	—	—	—	—	(17,431)	—	—	(17,431)	(61,777)

Income (loss) from continuing operations before income taxes	59,731	(4,961)	(1,619)	(1,027)	(95,000)	(6,726)	(23,436)	(87,187)	(2,099)	(222,055)	(162,324)
Provision (benefit) for income taxes	22,466	(2,133)	(696)	(442)	—	(2,891)	(10,075)	(33,063)	(902)	(50,202)	(27,736)

	37,265	$(2,828)	$(923)	$(585)	$(95,000)	$(3,835)	$(13,361)	$(54,124)	$(1,197)	$(171,853)	(134,588)

Noncontrolling interests	(8,847)										(8,847)

Income (loss) attributable to Kindred	$28,418										$(143,435)

Diluted earnings (loss) per common share	$0.34										$(1.80)
Diluted shares used in computing earnings (loss) per common share	82,422										79,575

	Three months ended March 31, 2014
		Charges
	Before	Transaction	As
	charges	costs	reported
Income from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$139,505	$—	$139,505

Kindred at Home:
Home health	2,845	—	2,845
Hospice	1,852	—	1,852

	4,697	—	4,697

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	25,710	—	25,710
RehabCare	18,016	—	18,016

	43,726	—	43,726

Nursing center division	37,572	—	37,572

Support center	(44,456)	—	(44,456)
Transaction costs	—	(683)	(683)

Operating income (EBITDAR)	181,044	(683)	180,361
Rent	(78,530)	—	(78,530)

EBITDA	102,514	(683)	101,831
Depreciation and amortization	(39,092)	—	(39,092)
Interest, net	(25,617)	—	(25,617)

Income from continuing operations before income taxes	37,805	(683)	37,122
Provision for income taxes	14,445	(250)	14,195

	23,360	$(433)	22,927

Noncontrolling interests	(4,529)		(4,529)

Income attributable to Kindred	$18,831		$18,398

Diluted earnings per common share	$0.35		$0.34
Diluted shares used in computing earnings per common share	52,711		52,711

- MORE -

Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30, 2015
		Charges
		Hospital	Development		Gentiva
		and home	project		transaction
	Before	health/hospice	cancellation	Litigation	and	Other		As
	charges	closings	and other	contingency	integration	transaction	Total	reported
Income from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$131,532	$(565)	$—	$—	$—	$—	$(565)	$130,967

Kindred at Home:
Home health	72,917	(588)	—	—	—	—	(588)	72,329
Hospice	27,887	(1,649)	—	—	—	—	(1,649)	26,238

	100,804	(2,237)	—	—	—	—	(2,237)	98,567

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	44,531	—	—	—	—	—	—	44,531
RehabCare	14,681	—	—	—	—	—	—	14,681

	59,212	—	—	—	—	—	—	59,212

Nursing center division	40,461	—	(584)	—	—	—	(584)	39,877

Support center	(70,209)	—	—	—	—	—	—	(70,209)
Litigation contingency expense	—	—	—	(3,925)	—	—	(3,925)	(3,925)
Transaction costs	—	—	—	—	(4,342)	(874)	(5,216)	(5,216)

Operating income (EBITDAR)	261,800	(2,802)	(584)	(3,925)	(4,342)	(874)	(12,527)	249,273
Rent	(95,528)	(671)	—	—	(203)	—	(874)	(96,402)

EBITDA	166,272	(3,473)	(584)	(3,925)	(4,545)	(874)	(13,401)	152,871
Depreciation and amortization	(38,625)	—	—	—	—	—	—	(38,625)
Interest, net	(56,140)	—	—	—	—	—	—	(56,140)

Income from continuing operations before income taxes	71,507	(3,473)	(584)	(3,925)	(4,545)	(874)	(13,401)	58,106
Provision for income taxes	25,721	(368)	(62)	(416)	(386)	(93)	(1,325)	24,396

	45,786	$(3,105)	$(522)	$(3,509)	$(4,159)	$(781)	$(12,076)	33,710

Noncontrolling interests	(11,735)							(11,735)

Income attributable to Kindred	$34,051							$21,975

Diluted earnings per common share	$0.39							$0.25
Diluted shares used in computing earnings per common share	86,402							86,402

	Three months ended June 30, 2014
		Charges
		Severance
	Before	and other	Litigation	Debt	Gentiva	Other		As
	charges	restructuring	contingency	refinancing	transaction	transaction	Total	reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$131,990	$—	$—	$—	$—	$—	$—	$131,990

Kindred at Home:
Home health	5,769	(721)	—	—	—	—	(721)	5,048
Hospice	2,139	(122)	—	—	—	—	(122)	2,017

	7,908	(843)	—	—	—	—	(843)	7,065

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	25,742	(170)	—	—	—	—	(170)	25,572
RehabCare	19,863	(176)	—	—	—	—	(176)	19,687

	45,605	(346)	—	—	—	—	(346)	45,259

Nursing center division	38,614	(3,205)	—	—	—	—	(3,205)	35,409

Support center	(48,252)	(556)	—	—	—	—	(556)	(48,808)
Litigation contingency expense	—	—	(4,600)	—	—	—	(4,600)	(4,600)
Transaction costs	—	—	—	—	(2,079)	(2,417)	(4,496)	(4,496)

Operating income (EBITDAR)	175,865	(4,950)	(4,600)	—	(2,079)	(2,417)	(14,046)	161,819
Rent	(77,452)	(247)	—	—	—	—	(247)	(77,699)

EBITDA	98,413	(5,197)	(4,600)	—	(2,079)	(2,417)	(14,293)	84,120
Depreciation and amortization	(39,172)	—	—	—	—	—	—	(39,172)
Interest, net	(21,438)	—	—	(56,643)	—	—	(56,643)	(78,081)

Income (loss) from continuing operations before income taxes	37,803	(5,197)	(4,600)	(56,643)	(2,079)	(2,417)	(70,936)	(33,133)
Provision (benefit) for income taxes	13,612	(1,985)	(1,757)	(21,639)	—	(914)	(26,295)	(12,683)

	24,191	$(3,212)	$(2,843)	$(35,004)	$(2,079)	$(1,503)	$(44,641)	(20,450)

Noncontrolling interests	(4,828)							(4,828)

Income (loss) attributable to Kindred	$19,363							$(25,278)

Diluted earnings (loss) per common share	$0.35							$(0.47)
Diluted shares used in computing earnings (loss) per common share	53,792							53,714

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended December 31, 2014
		Charges
	Before charges	Severance and other restructuring	LTAC criteria consulting	Gentiva pre-closing financing	Gentiva transaction	Other transaction	Total	As reported
Income (loss) from continuing operations:
Operating income (loss) (EBITDAR):
Hospital division	$134,791	$(318)	$—	$—	$—	$—	$(318)	$134,473

Kindred at Home:
Home health	7,398	(828)	—	—	—	—	(828)	6,570
Hospice	524	(106)	—	—	—	—	(106)	418

	7,922	(934)	—	—	—	—	(934)	6,988

Kindred Rehabilitation Services:
Kindred Hospital Rehabilitation Services	23,884	—	—	—	—	—	—	23,884
RehabCare	16,029	—	—	—	—	—	—	16,029

	39,913	—	—	—	—	—	—	39,913

Nursing center division	38,810	(500)	—	—	—	—	(500)	38,310

Support center	(51,348)	(10,193)	(2,460)	—	—	—	(12,653)	(64,001)
Transaction costs	—	—	—	—	(5,545)	(3,145)	(8,690)	(8,690)

Operating income (EBITDAR)	170,088	(11,945)	(2,460)	—	(5,545)	(3,145)	(23,095)	146,993
Rent	(79,167)	—	—	—	—	—	—	(79,167)

EBITDA	90,921	(11,945)	(2,460)	—	(5,545)	(3,145)	(23,095)	67,826
Depreciation and amortization	(38,558)	—	—	—	—	—	—	(38,558)
Interest, net	(21,857)	—	—	(17,041)	—	—	(17,041)	(38,898)

Income (loss) from continuing operations before income taxes	30,506	(11,945)	(2,460)	(17,041)	(5,545)	(3,145)	(40,136)	(9,630)
Provision (benefit) for income taxes	8,471	(4,251)	(875)	(5,975)	(1,514)	(683)	(13,298)	(4,827)

	22,035	$(7,694)	$(1,585)	$(11,066)	$(4,031)	$(2,462)	$(26,838)	(4,803)

Noncontrolling interests	(5,143)							(5,143)

Income (loss) attributable to Kindred	$16,892							$(9,946)

Diluted earnings (loss) per common share	$0.26							$(0.15)
Diluted shares used in computing earnings (loss) per common share	63,163							65,135

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Kindred Healthcare Reports Third Quarter 2015 Results

November 4, 2015

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

The Company recognizes that operating cash flows and free cash flows excluding certain items, which the Company refers to as core operating cash flows and core free cash flows, are non-GAAP measurements and are not intended to replace the presentation of the Company’s cash flows in accordance with GAAP. The Company believes that these non-GAAP measurements provide important information to investors related to the amount of discretionary cash flows that are available for other investing and financing activities. In addition, management uses operating cash flows and free cash flows excluding certain items in making decisions related to acquisitions, development capital expenditures, dividends, long-term debt repayments and other uses.

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014

Reconciliation of net cash flows provided by operating activities to free cash flows:
Net cash flows provided by operating activities	$132,290	$90,039	$93,067	$24,322
Adjustments to remove certain payments (including payments made for discontinued operations) included in net cash flows provided by operating activities:
Transaction, severance, retirement and retention	5,251	5,836	102,100	15,390
Ventas, Inc. lease termination fee	—	—	40,000	—
Capitalized lender fees related to debt refinancing	—	—	28,012	19,125
Other debt refinancing costs (expensed)	13,438	—	40,439	40,373
Other lease termination fees	—	—	353	—
Litigation	—	—	16,575	25,850

	18,689	5,836	227,479	100,738

Net cash flows provided by operating activities excluding certain items before income tax benefit of certain payments	150,979	95,875	320,546	125,060
Benefit of reduced income tax payments resulting from certain payments	(22,541)	(8,253)	(56,295)	(22,857)

Net cash flows provided by operating activities excluding certain items (core operating cash flows) (a)	128,438	87,622	264,251	102,203

Less routine capital expenditures	(35,422)	(21,263)	(80,691)	(67,425)

Free cash flows excluding certain items (core free cash flows)	$93,016	$66,359	$183,560	$34,778

(a)	Includes $29 million of federal income tax refunds received in the third quarter of 2015 and $26 million of federal income tax refunds for the nine months ended September 30, 2014. The Company made no federal income tax payments for the nine months ended September 30, 2015 or 2014.

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